AMENDMENT TO THE

AGENCY AGREEMENT

THIS AMENDMENT made as of the 27th day of April 2020 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of May 30, 2014, between HC Capital Trust (the “Lender”) and Citibank, National Association (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, the Lender wish to amend the Agency Agreement to add funds available for lending and revise the Tax Matrix; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Exhibit A attached hereto.

2.	Annex 1 to Schedule VII

Annex I to Schedule VII of the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Annex I to Schedule VII attached hereto.

3.	Miscellaneous

(a)

This Amendment supplements and amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Richard Kissinger	By:	/s/ Mark Hausmann

Name:	Richard Kissinger	Name:	Mark Hausmann

Title:	Director	Title:	Assistant Treasurer

Date:	4/27/2020	Date:	April 27, 2020

AMENDED Exhibit A

(Amended as of April 27, 2020)

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS*

1. No more than 5% of aggregate HCT fund assets should be lent at any time.

2. No more than 10% of the assets of any one of the Designated Accounts should be lent at any time.

3. Only securities with spread of 100 bps or more should be lent.

*See List Of Designated Accounts below:

Portfolio Name	Manager Name	STT Account #	Tax ID
The Value Equity Portfolio			13-3802529
	Parametric Portfolio Associates LLC	19VG
	Echo Street Capital Management LLC	19VS

The Growth Equity Portfolio			13-3802528
	Jennison Associates LLC	11VA
	Parametric Portfolio Associates LLC	19VD
	Echo Street Capital Management LLC	19VU

Institutional U.S. Equity Portfolio (f/k/a Institutional Growth Equity Portfolio)			26-2494749
	Jennison Associates LLC	12V1
	Mellon Corporation	19VN
	Mellon-RAFI Low Vol Factor Index	12XB
	Mellon Four Corner Factor Strategy	12XA
	Mellon Investments Corporation	17WQ
	Echo Street	19VW
	RAFI-Multi Factor	19VQ
	Wellington	12WB
	Frontier	12WA

The Small Capitalization—Mid Capitalization Equity Portfolio			13-3802532
	Frontier Capital Management Company, LLC	11VG
	Cupps Investment Management	14VL
	Ariel Investments	15VN
	Parametric Portfolio Associates, LLC	17V5
	Parametric Portfolio Associates LLC	19VF

The Commodity Returns Strategy Portfolio			27-1885145
	Wellington Management Company, LLP (Cash)	14VE

	Mellon Corporation	14VQ
	Wellington Management Company, LLP (CFC)	12VQ
	Parametric Portfolio Associates LLC	19VA
The International Equity Portfolio			13-3802531
	Causeway Capital Management LLC	11V6
	Artisan Partners Limited Partnership	11VL
	Cadence Capital Management	14V6
	Parametric Portfolio Associates LLC	19VE
The Institutional International Equity Portfolio			26-2945290
	Causeway Capital Management LLC	12VD
	Artisan Partners Limited Partnership	12VA
	Cadence Capital Management	14V7
	Lazard	14VS
	City of London Investment Management Company, Ltd.	17WL
The Emerging Markets Portfolio			26-2944842
	Mellon Corporation	14V5
	RBC Global Asset Management (UK) Limited	17WJ
	Parametric Portfolio Associates LLC	19VB
The Core Fixed Income Portfolio			31-1725592
	Agincourt Capital Management LLC	14VB
	Mellon Corporation	14VD
	Mellon Corporation	14VA
The Fixed Income Opportunity Portfolio			31-1725586
	Fort Washington Investment Advisors, Inc.	15VB
	Parametric Portfolio Associates, LLC	17WD
	Western Asset Management Company, Ltd.	16V1
The US Corporate Fixed Income Securities Portfolio			90-0620195
	Agincourt Capital Management LLC	12VX
The ESG Growth Portfolio			47-4140170
	Parametric Portfolio Associates, LLC	17WE
	Mellon Investments Corporation	17VJ
	RBC Global Asset Management (UK) Limited	19VR
The Catholic SRI Growth Portfolio			47-5479014
	Cadence Capital Management	17VW
	Parametric Portfolio Associates, LLC	17WF

	Mellon Corporation	17VU
The Institutional Value Equity Portfolio*			26-2494816
	Mellon Value Index	17WN
	Mellon Investment Corporation	19VM
	PIMCO RAFI US Multi-Factor	19VP
The Institutional Small Capitalization Mid Capitalization Equity Portfolio*			26-2944787
	Frontier Capital Management Company, LLC	12V6
	Cupps Investment Management/Small-Mid Cap Advisory Research	14VM
	Mellon Corporation	14VW
The Real Estate Securities Portfolio*			46-3573620
	Wellington Management Company, LLP	12V0

* These portfolios will be inactive following the May 2020 consolidation event

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

CITIBANK, N.A., as Agent		HC Capital Trust, as Lender

By:	/s/ Richard Kissinger	By:	/s/ Mark Hausmann
	Name: Richard Kissinger	Name: Mark Hausmann
	Title: Director	Title: Assistant Treasurer

Dated as of: 4/27/2020

AMENDED

Annex I to Schedule VII to

Securities Lending Agency Agreement

(Amended as of April 27, 2020)

Summary of Minimum Manufactured Dividend Requirements (Tax Matrix)

Lender Name:                     HC Capital Trust

The following Matrix provides the minimum manufactured dividend requirements for the client (including any tax reclaim). The Matrix is based on the assumption that all relevant documentation is in place and where applicable the beneficial owner can benefit from the relevant double tax treaty (‘DTT’) in place.

AUSTRALIA (Franked)	100.00%
AUSTRALIA (Unfranked)	85.00%
AUSTRIA	85.00%
BELGIUM	85.00%
CANADA	85.00%
CHINA/CHINA H Shares	90.00%
CZECH REPUBLIC	85.00%
DENMARK	85.00%
FINLAND	85.00%
FRANCE	85.00%
GERMANY	85.00%
GREECE	95.00%
GREECE (REITS)	100.00%
IRELAND	100.00%
IRELAND (REITS)	85.00%
ISRAEL	75.00%
ITALY	85.00%
JAPAN	90.00%
KOREA (South)	78.00%
LUXEMBOURG	85.00%
MEXICO	90.00%
MEXICO (REITS)	70.00%
NETHERLANDS	85.00%
NEW ZEALAND (Franked & Unfranked)	85.00%
NORWAY	75.00%
PHILIPPINES	70.00%
POLAND	85.00%
POLAND (ADRS)	81.00%
PORTUGAL	85.00%
SINGAPORE	100.00%
SINGAPORE (REITS)	90.00%
SOUTH AFRICA	85.00%
SPAIN	85.00%

SWEDEN	85.00%
SWITZERLAND	85.00%
THAILAND	90.00%
TURKEY	85.00%
TURKEY (REITS)	100.00%
UNITED KINGDOM	100.00%
UNITED KINGDOM (REITS)	85.00%
UNITED STATES	100.00%

Notes to the Matrix

(i)	General assumptions: The following general assumptions are made in respect of the lender of the securities.

(1)	Lenders are portfolio investors in equities (which as a general rule, implies a holding of less than 10% of the issued share capital of the investment company);

(2)	The lender of securities is able to benefit from the relevant DTT (if available);

(3)	The lender of securities has all requisite documentation in place to benefit from both local domestic reductions/exemptions and from all DTT reductions/exemptions (if applicable).

(ii)	Country specific assumptions/notes

(1)	Australia

No withholding tax applies to fully imputed (franked) dividends. Unfranked dividends attract withholding tax at the rate of 30% on the unfranked portion or as reduced under a DTT. Partially franked dividends can attract different rates of withholding tax depending on the portion of dividend franked.

(2)	Singapore

There is no withholding tax on Singapore dividends. Effective 1 January 2003, Singapore moved from an imputation system (“franking system”) to a “one-tier” system in which dividends are subject to a final tax at the corporate level and are exempt from further tax in the hands of resident and non-resident shareholders.

(3)	United Kingdom

There is no withholding tax on United Kingdom dividends. A tax credit equal to 10% of the sum of the dividend plus the tax credit (or I/9th of net dividend) applies to all dividends paid. There is no refund of the tax credit available. The above assumes that the securities lender does not control directly or indirectly, at least 10% of the voting power in the company paying the dividends.

Agreed by Client:	/s/ Mark Hausmann
Name: Mark Hausmann
Title: Assistant Treasurer

Date: 4/27/2020

Important - Disclaimer

The Securities Finance Matrix (the Matrix) and the associated notes have been compiled by the Citigroup Corporate Tax Department. The Matrix and notes are provided as a guide to the minimum manufactured dividend/interest coupon requirements (as the case may be) for a holder of securities wishing to lend securities to another person (the counter-party). In every case we stress the need for clients to obtain specific tax advice. The information contained herein should under no circumstances be relied upon and readers should not make investment decisions based on the information provided herein. Whilst every effort has been made to independently verify each rate in the Matrix and each statement made in the notes, Citigroup or any of its subsidiaries or affiliates accept no responsibility of the accuracy or completeness of the information contained herein. The Matrix and notes were assembled as at April 15, 2020 and, unless otherwise indicated, are based on information available at that time.

IRS Circular 230 Disclosure: Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup. Inc. and its affiliates. This email and any attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.